                                                                   EXHIBIT 10(i)

                             SIFCO INDUSTRIES, INC.

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

         THIS AGREEMENT is made between SIFCO Industries, Inc. (the "Company"), and Remigijus Belzinskas (the "Executive"), dated as of the 28 day of September, 2000.

         1. PURPOSE OF THIS AGREEMENT. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in Section 2(b)) of the Company, and the uncertainties and risks that a Change in Control would pose for the Executive. To this end, the Board desires to encourage the Executive's full attention and dedication to the Company, currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other similar corporations.

         2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

         (a) "Beneficiary" means the person or entity designated by the Executive (on Exhibit B hereto) to receive payment of any benefits hereunder that are or may be payable after the Executive's death. The Executive may change his or her designation of Beneficiary by filing a revised Exhibit B with the Company prior to his or her death.

         (b) "Cause" means any of the following:

                    (i) the Executive's engagement in unlawful acts intended to result in substantial personal enrichment to the Executive at the Company's expense;

                    (ii) the Executive's engagement in a material breach of his or her responsibilities to the Company that results in a material injury to the Company other than any such breach resulting from the Executive's incapacity due to illness or injury or in connection with an actual or anticipated termination of employment with the Company by the Executive for Good Reason; or

                    (iii) an act or acts by the Executive which have been found in an applicable court to constitute a felony.

         (c) "Change in Control" means any of the following events:

                    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange

                           Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding common shares of the Company other than those held by the Voting Trust (the "Outstanding Company Common Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors other than that represented by shares held by the Voting Trust (the "Outstanding Company Voting Securities"); but for purposes of this subsection (i), the following acquisitions of voting securities shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses
                           (A), (B) and (C) of subsection (iii) of this Section 2; or

                  (ii) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; but any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding from the Incumbent Board, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company: Voting Securities immediately prior to such Business Combination beneficially own; directly or indirectly; more than 50%, respectively, of the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in-the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding common shares of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Disability" means an illness or injury which, in the opinion of the Board, renders the Executive unable or incompetent to perform the job responsibilities which the Executive held or the job duties to which the Executive was assigned at the time such illness or injury was incurred, on a full-time basis for at least six (6) consecutive months.

         (f) "Good Reason" means the occurrence of only one or more of the following events provided that the Executive specifically agrees in writing that such event shall constitute Good Reason:

                  (i) there is a change in the Executive's status or position with the Company that, in the Executive's reasonable judgment, represents an adverse change from his or her status or position immediately before the Change in Control, including a change in the principal place of the Executive's employment that does not conform with the Company's present policies for executive relocation, but excluding required travel to an extent substantially consistent with the Executive's business travel obligations immediately before the Change in Control;

                  (ii) the Executive is assigned, any duties or responsibilities that, in the Executive's reasonable judgment, are inconsistent with the Executive's status or position immediately before the Change in Control;

                  (iii) the Executive is subject to a layoff by the Company or the Executive' s employment with the Company is involuntarily terminated other than for Cause by the Company or due to the Executive's Disability, death or retirement;

                  (iv) there is a reduction by the Company in the Executive's total compensation as in effect at the time of the Change in Control (i.e., the Executive's base salary plus the most recent award that the Executive earned under the Company's Incentive Compensation Plan) or as the same may be increased from time to time;

                  (v) the Company fails to continue in effect any compensation plan, employee benefit plan, or other plan, program or policy of the Company that is intended to materially benefit the Company's employees (each a "Plan"), in which the Executive was participating at the time of the Change in Control, other than as a result of the normal expiration of such Plan in accordance with its terms in effect at the time of the Change in Control; or

                  (vi) the Company takes any action or fails to take any action that would:

                           (A) adversely affect the Executive's continued participation in any Plan on at least as favorable a basis as was the case at the time of the Change in Control;

                           (B) materially reduce the Executive's benefits in the future under any Plan; or

                           (C) deprive the Executive of any material benefits that the Executive enjoyed at the time of the Change in Control;

                           except to the extent that such action or inaction by the Company is required by the terms of the Plan as in effect immediately before the Change in Control or is necessary to comply with the applicable law, and except to the extent that the Company provides the Executive with substantially equivalent benefits;

                  (vii) there is a material violation by the Company of any agreement with the Executive; or:

                  (viii) without the Executive's consent; the Company fails to pay the Executive any portion of his or her current or deferred compensation within thirty (30) days after the Executive provides written notification to the Company that payment is past due.

         (g) A "Qualifying Termination" is deemed to have occurred for purposes of this Agreement if there is a Change in Control and, within [two (2)] years after the Change in

Control, the Executive's employment with the Company is either involuntarily terminated by the Company without Cause or the Executive terminates employment with the Company for Good Reason

         (h) "Voting Trust" means that certain voting trust entered into by agreement dated as of February 1, 1997, into which Common Shares of the Company have been deposited and with respect to which, as of November 30, 1999, Janice Carlson and Charles H. Smith, III are trustees.

         3. NOTICE OF CHANGE IN CONTROL. The Company shall provide the Executive with written notice of the occurrence of a Change in Control in accordance with
Section 13(b) of this Agreement within two (2) weeks after such Change in Control.

         4. NOTICE OF TERMINATION. (a) Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty
(30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (b) For purposes of this Agreement, "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date (within thirty (30) days after that date) specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company, other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
(iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the disability effective date, as the case may be.

         5. BENEFITS UPON TERMINATION OF EMPLOYMENT FOLLOWING CHANGE IN CONTROL. In the event of a Qualifying Termination, the Executive shall receive the benefits described in Exhibit A attached hereto.

         6. DEATH. Notwithstanding any provision of this Agreement to the contrary, if the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement.

         7. DISABILITY. Notwithstanding any provision of this Agreement to the contrary, if the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive.

         8. RETIREMENT. Notwithstanding any provision of this Agreement to the contrary, if the Executive's employment is terminated by reason of the Executive's retirement from the Company at or after age 65, this Agreement shall terminate without further obligations to the Executive.

         9. CAUSE; OTHER THAN FOR GOOD REASON. Notwithstanding any provision of this Agreement to the contrary, if the Executive's employment shall be terminated by the Company for Cause or if the Executive's employment with the Company is terminated by the Executive for other than Good Reason, this Agreement shall terminate without further obligations to the Executive.

         10. OTHER EMPLOYMENT; LEGAL REPRESENTATION. Any severance benefits described in Exhibit A hereto to which the Executive is entitled will not be reduced by any remuneration the Executive may receive from employment with another employer following a Qualifying Termination. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement.

         11. NO TAX GROSS-UP PAYMENT. Notwithstanding anything to the contrary in this Agreement, if any portion of the compensation under the Agreement, or under any other agreement with or plan of the Company (in the aggregate "Total Payments"), would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code (the "Code"), then the payments to be made to the Executive under the Agreement shall be subject to the tax imposed by Section 4999 of the Code or any successor provision thereto unless the Company elects to reduce the payments to be made to the Executive under the Agreement because such reduction will provide a more favorable after-tax result for the Executive with respect to the excise taxes described in this Section. The calculation of such potential excise tax liability, as well as the method in which any compensation reduction is applied, shall be conducted and determined by the Company's independent accountants, whose determinations shall be binding on all parties.

         12. SUCCESSORS. (a) This Agreement is personal to the Executive arid shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon. the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         13. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO THE EXECUTIVE:    Remigijus Belzinskas
                                 312 Claymore Boulevard
                                 Richmond Hts., OH 44143

         IF TO THE COMPANY:      SIFCO INDUSTRIES, INC.
                                 970 East 64th Street
                                 Cleveland, Ohio 44103
                                 Attention: Jeff Gotschall

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communication shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local and/or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 2(f) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

SIFCO INDUSTRIES, INC.                                EXECUTIVE


By:  /s/ Jeffrey P. Gotschall                        /s/Remigijus H. Belzinskas
     ------------------------                        --------------------------
Title: President and CEO

                                                     Remigijus H. Belzinskas
                                                     --------------------------
                                                      Printed Name

                                    EXHIBIT A

                                       TO

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

                                    BENEFITS

         a. SEVERANCE. In the event the Executive becomes eligible for benefits under Section 5 of the Agreement, the Company shall pay to the Executive or the Executive's Beneficiary in a lump sum in cash within thirty (30) days after the Executive's Date of Termination an amount equal to:

                   (i)     $140,000 Dollars;

                  (ii) the excess of (A) the actuarial equivalent of the benefit under any qualified defined benefit pension plan the Company may have (the "Retirement Plan"), and any supplemental retirement plan in which the Executive participates (the "SERP") which the Executive would receive if the Executive's employment continued for one (1) years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, over (B) the actuarial equivalent of the Executive's actual benefit paid or payable, if any, under the Retirement Plan and the SERP as of the Date of Termination.

         b. WELFARE BENEFITS. In the event the Executive becomes eligible for benefits under Section 5 of the Agreement, for twelve ( 12 ) months after the Executive's Date of Termination, or such longer period as may be provided by the terms of the applicable welfare benefit plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the Company's welfare benefit plans, programs, practices and policies if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the Company shall discontinue such benefits as of such eligibility date. In lieu of providing such benefits, the Company may elect, in its sole discretion, without the consent of the Executive, to pay in a single sum to the Executive an amount equal to the cash equivalent present value of the premiums to purchase such continued insurance coverage within thirty (30) days after the Executive's Date of Termination.

         (c) ENHANCED RIGHTS REGARDING STOCK AWARDS. All long-term stock incentive awards held by the Executive (whether in the -form of options, phantom units, performance shares, restricted shares or other awards of whatever nature), shall fully vest and all restrictions and conditions shall be removed on the Date of Termination.

         (d) RETIREMENT BENEFITS. All Retirement Plan, Thrift Plan and SERP benefits of the Executive shall fully vest if they are not otherwise fully vested on the Date of Termination.

                                    EXHIBIT B

                                       TO

                      CHANGE IN CONTROL SEVERANCE AGREEMENT

                           DESIGNATION OF BENEFICIARY

Executive hereby designates the following individual to receive payment of any benefits under this Agreement that may be due or payable after the Executive's death:

Danute Belzinskas
-----------------
Name of Beneficiary

Spouse
------
Relationship to Executive

/s/ Remigijus Belzinskas
------------------------
Signature of Executive

November 15, 2000
-----------------
Date